UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2023

Thorne HealthTech, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40826	27-2877253
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

152 W. 57th Street
New York, New York		10019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (929) 251-6321

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	THRN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2023, Thorne Healthtech, Inc. (the “Company”) announced that Saloni Varma, member of the Company's Board of Directors and Chair of the Audit Committee, will be appointed as the Chief Financial Officer (“CFO”) of the Company, effective April 1, 2023 (the “Varma Start Date”).

Ms. Varma most recently served as the CFO of MotifFoodworks, Inc., a food technology company. Prior to that, Ms. Varma was CFO of ByHeart Inc., a nutrition products company, and held various leadership roles at brands such as Chobani, Dove and Talenti, focusing on budgeting, forecasting, and execution on strategic opportunities. Ms. Varma has worked in investment banking in New York and Tokyo at UBS and began her career in accounting at KPMG. Ms. Varma holds a Masters of Commerce, Accounting from the University of Mumbai, and a Masters in Finance and Entrepreneurial Management from The Wharton School of the University of Pennsylvania. She also currently serves as the Treasurer for Common Denominator, a non-profit providing free one-on-one tutoring to children in New York City.

Also on March 13, 2023, Sarah Kauss, the founder of S'well, as well as member of the Company's Board of Directors and Chair of the Compensation Committee, was appointed to serve as the Chair of the Audit Committee, effective April 1, 2023, to fill the vacancy created by Ms. Varma's appointment as CFO of the Company. Ms. Kauss previously held the position of Chairwoman and CEO at S'well for 10 years. Before that, Ms. Kauss worked in international real estate development and accounting, as well as providing professional services to both public and privately-held companies in the technology, consumer products, and media sectors. Ms. Kauss holds a BS in business and accounting from the University of Colorado and an MBA from Harvard Business School.

There are no family relationships between Ms. Varma and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Varma Employment Agreement

In connection with her appointment, the Company and Ms. Varma entered into an Employment Agreement (the “Varma Employment Agreement”), which, among other things, provides for (i) an initial base salary of $400,000, (ii) a $100,000 sign-on bonus, (iii) an annual bonus equal to a percentage of base salary, and (iv) a grant of 500,000 Restricted Stock Units.

The foregoing description of the Varma Employment Agreement is a summary and is qualified in its entirety by the terms of the Varma Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023.

Further information about Ms. Varma and her appointment as the CFO are included in the Company's press release issued on March 13, 2023, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1*	Press release of Thorne HealthTech, Inc., dated March 13, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 13, 2023	By:	/s/ Paul Jacobson
Paul Jacobson Chief Executive Officer